Exhibit 99. 2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Hallador Energy Company and Subsidiaries, or Hallador, and the combined historical financial statements Vectren Fuels, Inc. ("VFI") and has been prepared to reflect the Vectren acquisition. They are presented for illustrative purposes only and may not be indicative of the combined company’s financial position or results of operations that would have actually occurred had the Vectren acquisition been completed at or as of the dates indicated, nor is it indicative of our future operating results or financial position. The data in the unaudited pro forma condensed combined balance sheet as of June 30, 2014 assumes the Vectren acquisition was completed on that date. The data in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014 and for the year ended December 31, 2013 assume the Vectren acquisition was completed as of January 1, 2013.

The unaudited pro forma condensed combined financial information should be read in conjunction with the other materials filed with this Current Report on Form 8-K/A.

The Vectren acquisition will be accounted for as a business combination in accordance with FASB ASC Topic 805. For purposes of this unaudited pro forma condensed combined financial information, the Vectren acquisition price has been allocated to the assets acquired and liabilities assumed based on a preliminary estimate of those assets and liabilities. The actual amounts recorded upon finalization of the purchase price allocation may differ materially from the information presented in the accompanying unaudited pro forma condensed combined financial information. Our financial statements issued after the completion of the Vectren acquisition will reflect such fair values, which may materially differ from the amounts allocated to such tangible and intangible assets and liabilities in the historical financial statements of VFI and will determine a new basis in such assets and liabilities that will be reflected in our accounting. In addition, the Vectren acquisition will result in an increase in our leverage, leading to an increase in interest expense. As a result, amounts presented in our future consolidated financial statements and footnotes will not be comparable with those of historical periods and with the pro forma financial information included in this Current Report on Form 8-K/A.

Hallador Energy Company
Unaudited Pro Forma Condensed Combined Balance Sheet
June 30, 2014
(in thousands, except per share data)
	Historical		Pro Forma
	Hallador	Vectren Fuels, Inc. (a)	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$21,025	$853	$(853	) a	$22,525
			2,000	a
			(500	) c
Marketable securities	1,753				1,753
Accounts receivable from Vectren		6,475	(6,475	) a
Notes receivable from Vectren		64,511	(64,511	) a
Accounts receivable	10,653	13,112			23,765
Prepaid income taxes	340		466	b	806
Coal inventory	6,448	40,395			46,843
Inventory – parts	2,609	13,228			15,837
Advance royalties		312			312
Prepaid expenses	82	1,522			1,604
Total current assets	42,910	140,408	(69,873)		113,445
Coal properties, at cost:
Land and mineral rights	27,704	9,667	(9,667	) a	126,892
			99,188	a
Buildings and equipment	155,405	348,949	(348,949	) a	327,836
			172,431	a
Mine development	85,813	162,752	(162,752	) a	85,813
	268,922	521,368	(249,749)		540,541
Less - accumulated DD&A	(87,605)	(243,635)	243,635	a	(87,605)
	181,317	277,733	(6,114)		452,936
Investment in Savoy	18,582				18,582
Investment in Sunrise Energy	4,660				4,660
Other assets:
Deferred financing costs, net	1,166		6,000	a	6,000
			(1,166	) b
Advance royalties – coal	5,188	2,007			7,195
Other	5,399				5,399
Summit Terminal	2,744				2,744
Marketable securities	2,503				2,503
Total other assets	17,000	2,007	4,834		23,841
Total assets	$264,469	$420,148	$(71,153)		$613,464
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$11,688	$41,669	$(26,024	) a	$27,333
Notes payable to Vectren		92,210	(92,210	) a
Payables to Vectren		1,180	(1,180	) a
Total current liabilities	11,688	135,059	(119,414)		27,333
Long-term liabilities:
Long-term debt - banks	16,000		(16,000	) a	350,000
			350,000	a
Long-term debt - Vectren		220,000	(220,000	) a
Deferred income taxes	40,899	19,260	(19,260	) a	40,899
Asset retirement obligations	5,443	12,145	(5,595	) a	11,993
Other	1,448				1.448
Total long-term liabilities	63,790	251,405	89,145		404,340

Total liabilities	75,478	386,464	(30,269)		431,673
Stockholders' equity:
Preferred stock, $.10 par value, 10,000,000 shares authorized; none issued
Common stock, $.01 par value, 100,000,000 shares authorized; 28,771 shares issued	287	1	(1	) a	287
Additional paid-in capital	89,141	24,499	(24,499	) a	89,141
Retained earnings	98,996	9,184	(9,184	) a	91,796
			(6,000	) a
			(700	) b
			(500	) c
Accumulated other comprehensive income	567				567
Total stockholders' equity	188,991	33,684	(40,884)		181,791
Total liabilities and stockholders' equity	$264,469	$420,148	$(71,153)		$613,464

See notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Hallador Energy Company
Unaudited Pro Forma Condensed Combined Statement of Operations
Six months ended June 30, 2014
(in thousands, except per share data)

	Historical		Pro Forma
	Hallador	Vectren Fuels, Inc.	Prosperity Mine, LLC			Adjustments			Combined
Revenue:
Coal	$69,146	$167,081	$			$			$236,227
Equity income - Savoy	4,514								4,514
Equity income - Sunrise Energy	87								87
Other	480	704							1,184
	74,227	167,785							242,012
Costs and expenses:
Operating costs and expenses	49,101	130,681		(44,878	) d		(4,207	) d	164,423
				33,957	d		(231	) d
DD&A	10,152	29,954		(10,451	) e		(19,492	) f	21,155
							2,370	f
							8,622	f

Coal exploration costs	1,191								1,191
SG&A	4,709	33,847					(32,466	) g	5,765
							(325	) h
Interest	862	6,034					(6,034	) i	10,212
							8,750	i
							600	i
	66,015	200,516		(21,372)			(42,413)		202,746

Income (loss) before income taxes	8,212	(32,731)		21.372			42,413		39,266

Provision for income taxes	1,618	(14,716)					24,878	j	11,780

Net income (loss)	$6,594	$(18,015)		$21,372			$17,535		$27,486

Net income per share:
Basic	$0.22								$0.92
Diluted	$0.22								$0.92

Weighted average shares outstanding:
Basic	28,763								28,763
Diluted	29,001								29,001

See notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Hallador Energy Company
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2013
(in thousands, except per share data)

	Historical		Pro Forma
	Hallador	Vectren Fuels, Inc.	Prosperity Mine, LLC			Adjustments			Combined
Revenue:
Coal	$137,436	$292,956	$			$			$430,392
Equity income - Savoy	5,827								5,827
Equity income - Sunrise Energy	629								629
Liability extinguishment	4,300								4,300
Coal storage	1,238								1,238
Other	768	674							1,442
MSHA	3,672								3,672
	153,870	293,630							447,500
Costs and expenses:
Operating costs and expenses	92,893	255,988		(108,244	) d		(6,055	) d	306,328
				71,746	d
DD&A	18,585	50,866		(19,470	) e		(31,396	) f	40,385
							4,557	f
							17,243	f

Coal exploration costs	2,360								2,360
SG&A	7,669	4,078							11,747
Interest	1,547	10,289					(10,289	) i	20,247
							17,500	i
							1,200	i
	123,054	321,221		(55,968)			(7,240)		381,067

Income (loss) before income taxes	30,816	(27,591)		55,968			7,240		66,433

Provision for income taxes	7,662	(14,187)					26,455	j	19,930

Net income (loss)	$23,154	$(13,404)		$55,968			$(19,215)		$46,503

Net income per share:
Basic	$.81
Diluted	$.80								$1.63
									$1.61
Weighted average shares outstanding:
Basic	28,595								28,595
Diluted	28,906								28,906

See notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Hallador Energy Company and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1.  Basis of Presentation

The unaudited pro forma condensed combined financial information presented here is based on the historical financial statements of Hallador Energy Company and the consolidated financial statements of VFI and has been prepared to reflect the Vectren acquisition. They are presented for illustrative purposes only and may not be indicative of our  financial position or results of operations that would have actually occurred had the Vectren acquisition been completed at or as of the dates indicated, nor is it indicative of our future operating results. The data in the unaudited pro forma condensed combined balance sheet as of June 30, 2014 assume the Vectren acquisition was completed on that date.  The data in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014 and for the year ended December 31, 2013 assume the Vectren acquisition was completed as of January 1, 2013.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are directly attributable to the Vectren acquisition and factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed combined statement of operations are based on items directly attributable to the Vectren acquisition, factually supportable and expected to have a continuing impact on us.

At this time, we have not completed a detailed valuation analysis to determine the fair values of VFI’s assets and liabilities and accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates which, while considered reasonable under the circumstances, are subject to changes, which may be material. Additionally, we have not completed the due diligence necessary to identify items that could significantly impact the purchase price allocation or the assumptions and adjustments made in preparation of this unaudited pro forma condensed combined financial information.

Upon completion of a detailed valuation analysis, there may be additional increases or decreases to the recorded book values of VFI’s assets and liabilities, including, but not limited to, mineral reserves, property and equipment, asset retirement obligations, leases, capital lease obligations, coal supply agreements and other intangible assets that will give rise to future amounts of depletion, depreciation and amortization expenses or credits; or interest income and expense; that are not reflected in this unaudited pro forma condensed combined financial information. Accordingly, once the necessary due diligence is completed, the final purchase price is determined and the purchase price allocation is completed, actual results may differ materially from the information presented in this unaudited pro forma condensed combined financial information. Additionally, the unaudited pro forma condensed combined statement of operations and the pro forma condensed combined balance sheet do not reflect the cost of any integration activities or benefits from the Vectren acquisition and synergies that may be derived from any integration activities, both of which may have a material impact on the combined results of operations in periods following the completion of the Vectren acquisition.  As disclosed in Note 2, entry d, adjustments were made to reflect the idling of the Prosperity mine.

Certain amounts in VFI’s consolidated balance sheet and income statement have been reclassified to conform to our presentation.

Note 2.  Pro forma adjustments (in thousands)

Unaudited Pro Forma Condensed Combined  Balance Sheet

a
On August 29, 2014, we consummated the acquisition of Vectren Fuels, Inc. (VFI) for $320 million.  The acquisition was financed through a new debt facility, and the purchase price allocation and use of proceeds from the new debt facility were as follows (assets not received or liabilities not assumed were retained by the parent company of VFI):

Assets received:
Accounts receivable	$13,112
Coal inventory	40,395
Inventory - parts	13,228
Advance royalties	2,319
Prepaid expenses	1,522
Land and mineral rights	99,188
Buildings and equipment	172,431
Total assets received	342,195

Liabilities assumed:
Accounts payable and accrued liabilities	15,645
Asset retirement obligations	6,550
Total liabilities assumed	22,195

Total consideration paid for VFI	$320,000

Proceeds from new debt facility:
Cash	$2,000
Consideration paid for Vectren Fuels, Inc. acquisition	320,000
Deferred financing costs	6,000
Payoff existing debt facility	16,000
Closing expenses	6,000
Total	$350,000

b	In connection with securing a new debt facility, deferred financing costs of $1,166 were written off net of tax of $466 ($700).
c	In connection with the acquisition of VFI, we estimated additional transaction costs of $500.

Unaudited Pro Forma Condensed Combined Statement of Operations

d
At the date of acquisition, we idled the Prosperity mine, but retained the sales contracts that will be fulilled by its Oaktown #1 and #2 mines.  The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2014 and the year December 31, 2013 reflect reduction for the Prosperity mine operating costs and expenses of $44,878 and $108,244, the Cypress Creek Mine operating costs and expenses of $231 and $0, which was retained by VFI, and the elimination of the Oaktown #1 and #2 contract miners fees of $4,207 and $6,055, respectively.  For those same periods, operating costs and expenses reflect the costs to fulfill the contracts from the Oaktown #1 and #2 mines of $33,957 and $71,746, respectively.

e
The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2014 and the year ended December 31, 2013 reflect a reduction to depletion, depreciation and amortization (DD&A) of $10,451 and $19,470, respectively, to give effect to the idling of the Prosperity mine.

f
The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014 and the year ended December 31, 2013 reflects a decrease to DD&A of $8,500 and $9,596, respectively, to reflect the impact of the change in the basis of land and mineral rights, and buildings and improvements, and the incremental DD&A associated with additional production by the Oaktown #1 and #2 mines necessary to fulfill the sales volumes at the Prosperity mine.  For the six months ended June 30, 2014, VFI recorded DD&A of $19,492; the pro forma DD&A was $10,992, $2,370 for land and mineral rights, and $8,622 for buildings and improvements.  For the year ended December 31, 2013, VFI recorded DD&A of $31,396; the pro forma DD&A was $21,800, $4,557 for land and mineral rights, and $17,243 for buildings and improvements.

g
For the six months ended June 30, 2014, VFI recorded a charge of $32,466 to writedown the properties sold, and for mine termination, legal, change in control and other related expenses.  The unaudited pro forma condensed combined statement of operations reflect an adjustment to eliminate this writedown.

h
The unaudited pro forma condensed combined statement of operations for the six month ended June 30, 2014 reflect a reduction to selling, general and administrative expenses of $325 for transaction costs that we incurred.

i
The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2014 and the year ended December 31, 2013 reflect an increase to interest expense of $3,316 and $8,411, respectively.  For the six months ended June 30, 2014, VFI recorded interest expense of $6,034; the pro forma interest expense was $9,350, consisting of $8,750 of interest at 5% per annum on principal of $350 million, and amortization of deferred financing costs of $600 on costs of $6,000 over a five year period.   For the year ended December 31, 2013, VFI recorded interest expense of $10,289; the pro forma interest expense was $18,700, consisting of $17,500 of interest at 5% per annum on principal of $350 million, and amortization of deferred financing costs of $1,200 on costs of $6,000 over a five year period.

j
The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2014 and the year ended December 31, 2013 reflect an adjustment of $24,878 and $26,455 for an increase to income tax expense.  The adjustment reflects the impact of taxing VFI's results of operations and the pre-tax pro forma adjustments at an effective tax rate of 30%.